Exhibit 99.1

News For Immediate Release

Memorial Production Partners LP Announces Pricing of

Public Offering of Common Units

HOUSTON, TEXAS, July 10, 2014 — Memorial Production Partners LP (NASDAQ: MEMP) announced today that it has priced its public offering of 8,600,000 common units representing limited partner interests in MEMP for total gross proceeds (before underwriting discounts and estimated offering expenses) of approximately $193.5 million. MEMP has granted the underwriters a 30-day option to purchase up to an additional 1,290,000 common units. The offering is expected to close on July 15, 2014, subject to customary closing conditions.

MEMP intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its revolving credit facility.

Citigroup and Barclays are acting as joint book-running managers for the offering. The underwriters have offered the common units in one or more transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. This offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to this offering may be obtained from the offices of:

Citigroup	Barclays
c/o Broadridge Financial Solutions	c/o Broadridge Financial Solutions
1155 Long Island Avenue	1155 Long Island Avenue
Edgewood, NY 11717	Edgewood, NY 11717
Telephone: (800) 831-9146	Email: Barclaysprospectus@broadridge.com
Telephone: (888) 603-5847

An electronic copy of the prospectus supplement and accompanying prospectus may also be obtained at no charge at the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying prospectus, each of which is part of an effective shelf registration statement filed by MEMP with the SEC.

Memorial Production Partners LP is a publicly traded partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. MEMP’s properties consist of mature, legacy oil and natural gas reservoirs. MEMP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements, such as statements regarding MEMP’s ability to close the offering successfully and to use the net proceeds as indicated above. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause MEMP’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read MEMP’s filings with the SEC for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Contact

Memorial Production Partners LP

Ronnetta Eaton - Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com